                                                                    EXHIBIT 11.1

                                KITTY HAWK, INC.

                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE

                                                                                     FOUR MONTHS ENDED
                                                 YEAR ENDED AUGUST 31,                 DECEMBER 31,
                                          ------------------------------------    -----------------------
                                             1994         1995         1996          1995         1996
                                          ----------   ----------   ----------    ----------   ----------
Primary net income per share(1):
Weighted average number of common shares
  outstanding...........................   7,423,436    7,423,436    7,481,999     7,423,436    9,609,920
Common shares related to SAB No.
  83(2).................................     544,274      544,274      445,857(3)    544,274           --(3)
                                          ----------   ----------   ----------    ----------   ----------
  Weighted average common and common
     equivalent shares outstanding......   7,967,710    7,967,710    7,927,856     7,967,710    9,609,920
                                          ==========   ==========   ==========    ==========   ==========
Net income..............................  $5,260,696   $4,416,394   $4,109,189    $4,754,645   $5,293,452
                                          ==========   ==========   ==========    ==========   ==========
Net income per share....................  $     0.66   $     0.55   $     0.52    $     0.60   $     0.55
                                          ==========   ==========   ==========    ==========   ==========
Fully diluted net income per share:
Weighted average number of common shares
  outstanding...........................   7,423,436    7,423,436    7,481,999     7,423,436    9,609,920
Common shares related to SAB No.
  83(2).................................     544,274      544,274      445,857(3)    544,274           --(3)
                                          ----------   ----------   ----------    ----------   ----------
  Weighted average common and common
     equivalent shares outstanding......   7,967,710    7,967,710    7,927,856     7,967,710    9,609,920
                                          ==========   ==========   ==========    ==========   ==========
Net income..............................  $5,260,696   $4,416,394   $4,109,189    $4,754,645   $5,293,452
                                          ==========   ==========   ==========    ==========   ==========
Net income per share....................  $     0.66   $     0.55   $     0.52    $     0.60   $     0.55
                                          ==========   ==========   ==========    ==========   ==========

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(1) The Company reports primary net income per share as the effect of dilutive securities is less than 3%.

(2) Stock options granted to executives within 12 months of the filing date have been included in this line item through the date of exercise. See Note 1 of Notes to Consolidated Financial Statements.

(3) Stock option grants were exercised on June 26, 1996.